UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 25, 2019

INVESTVIEW INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27019	87-0369205
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

12 South 400 West
Salt Lake City, Utah	84101
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	888-778-5372

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 1.01—ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 30, 2019, the Company entered into a Securities Purchase and Royalty Agreement with Brian McMullen, effective as of July 23, 2019. Under the terms of the Agreement, Mr. McMullen provided the Company with a new investment of $900,000 and agreed to offset an additional $100,000 due from the Company to Mr. McMullen. Those amounts are included in a new convertible promissory note (the “Note”) issued by the Company to McMullen. In light of all the circumstances and certain concessions made by Mr. McMullen, including the lack of interest on the Note and the requirement that no minimum payments will be required under the Note through December 31, 2019, the Note includes $2,600,000 in additional consideration, for a total of $3,600,000. Up to $2,600,000 of the Note amount is convertible into the Company’s common stock; however, all payments made by the Company to McMullen under the Note will reduce the portion of the Note that may be converted. Additionally, McMullen has agreed to a two-year lock-up on all shares issued under the conversion provisions.

The Company is currently establishing the APEX and the SAFE Tek Lease Program (the “Apex Program”). The Apex Program is intended to be a direct sales plan through which customers of the Company could purchase an APEX unit from the Company through its brand partners. Repayment of the Note is tied to sales under the Apex Program and McMullen will retain certain royalty rights to sales under the Apex Program even after the Note has been repaid or converted.

ITEM 3.02—UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 above. These securities were issued as the result of arm’s-length negotiations directly with Mr. McMullen in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving any public offering. No advertising or general solicitation was employed in offering the securities to Mr. McMullen. No underwriter participated in the offer and sale of these securities, and no commission or other remuneration was paid or given directly or indirectly in connection therewith.

ITEM 5.02—DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 25, 2019, Ryan Smith voluntarily resigned as Chief Executive Officer to focus on the Company’s subsidiary, Apex Tek LLC. Annette Raynor, the Company’s Chief Operating Officer, was appointed to serve as the Company’s new Chief Executive Officer. Ms. Raynor’s biographical information was provided in the Company’s annual report on Form 10-K for the year ended March 31, 2019.

Also on July 25, 2019, the Company’s board of directors appointed Mr. McMullen to fill the vacancy created by the board’s recent decision to increase the size of the board from three members to four. Mr. McMullen has more than 20 years of experience in the Affiliate Marketing Industry. Since 2005 he has been a member and a director of the nonprofit Association of Network Marketing Professionals and has built networks of distributors both nationally and internationally.

Mr. McMullen began his career with Lifeforce International Inc., where he was a marketing consultant from 1998 to 2004. In 2004 he joined New Vision, Inc. where he was a marketing consultant until 2009. In 2011 he joined Monavie LLC, where he was also a marketing consultant building a network marketing organization until 2015. In 2017 he joined Investview’s subsidiary, Kuvera LLC, as a marketing consultant. Mr. McMullen has been one of several hundred angel investors with Tech Coast Angels, the largest angel investor group in the U.S., since 2013.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following are filed as exhibits to this report:

Exhibit Number*	Title of Document	Location
Item 10	Miscellaneous
10.49	Securities Purchase and Royalty Agreement between Investview, Inc., and Brian McMullen, dated as of July 23, 2019	Attached

10.50	Convertible Promissory Note, dated as of July 23, 2019	Attached

All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document. Omitted numbers in the sequence refer to documents previously filed as an exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTVIEW, INC.

Dated: August 1, 2019	By:	/s/ William C. Kosoff
William Kosoff
Acting Chief Financial Officer